FIRST AMENDMENT TO PATENT AND TECHNOLOGY
LICENSE AND PURCHASE OPTION AGREEMENT

THIS AGREEMENT (the “Amended Agreement”), dated September 6, 2016, amends the Patent and Technology License and Purchase Option Agreement (the “License Agreement”) entered into on May 30, 2016 by and between (i) Q BioMed Inc. (“Q Bio”) and (ii) Bio-Nucleonics Inc. (“BNI”) (together, the “Parties”)
W I T N E S S E T H:
WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meaning given to them in the License Agreement; and
WHEREAS, as each of the Parties agree that the amendment to the License Agreement contained in this Agreement is in its best interest;
NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:
TERMS OF THE AGREEMENT
1.            The Parties agree that the first sentence of Section 3.1 of the License Agreement shall be amended in its entirety to read as follows:
Subject to the terms hereof and the completion of all the pre-closing conditions hereof (including those set out in Section 7.3), the closing of the transactions contemplated herein (“Closing”) will take place on the execution of this Agreement (such date, the “Closing Date”).
2.            The Parties agree that Section 3.2(b)(i) of the License Agreement shall be amended in its entirety to read as follows:
(i)            (I)            $10,000 to BNI on the date of the Closing Date; and
(II)	$**** to BNI within 30 days of the satisfaction of the conditions found in Section 7.3 (the “Initial Cash Payment”)
3.            The Parties agree that Section 3.2(b)(ii) of the License Agreement shall be amended in its entirety to read as follows:
(ii)            $****  no later than 60 days from the date on which the Initial Cash Payment is made to third parties approved in writing by BNI that are preparing or supporting the preparation of the Amended FDA Market Authorization License and/or to undertaking studies or other actions necessary to complete such Amended FDA Market Authorization License; and

4.            The Parties agree that Section 7.3 of the License Agreement shall be amended in its entirety to read as follows:
7.3            Additional Conditions to Closing by BNI. As a condition subsequent to the Closing, BNI shall satisfy all of its pre-existing obligations.  Said satisfaction shall consist of agreed upon payment having been made to satisfy obligations or agreed upon payment plan(s) in place to settle obligations that are acceptable to Q Bio. Subject to the last sentence of this Section 7.3, if the aggregate settlement figure differs materially from the $163,500  found in the “Settlement” column of Exhibit 7.3, the Parties agree to work in good faith to adjust the consideration paid under this Agreement accordingly. Q Bio has the unilateral right to terminate this Agreement and all obligations hereunder, if: (i) the “Settlement” Figure materially exceeds $163,500, or (ii) the terms of any settlement are unacceptable to Q Bio, and BNI hereby waives any claim for damages in any form whatsoever as a result of such termination.
5.            The Parties agree that Schedule 3.2(b) shall be amended in its entirety to be replaced with that form which is attached hereto as Exhibit A.
6.            The Parties agree that this Agreement does not affect any other provision of the SPA.
IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement to the License Agreement as of date first written above.
Q BIOMED INC.

By:	/s/ Denis Corin
Name: Denis Corin
Title: President, CEO

BIO-NUCLEONICS INC.

By:	/s/ Roseanne Satz
Name: Roseanne Satz
Title: CEO